Exhibit 23.8

CONSENT OF MILLER AND LENTS, LTD.

As independent oil and gas consultants, Miller and Lents, Ltd. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325 and 333-126191), Form S-3 (File Nos. 333-104394, 333-116461, 333-125682, 333-130196, 333-132261 and 333-132262), and Form S-4 (File Nos. 333-128453 and 333-132263) of Chesapeake Energy Corporation of information from our reserve report dated February 27, 2006, entitled “Proved Reserves and Future Net Revenues as of December 31, 2005” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 13, 2006.

MILLER AND LENTS, LTD.

By:	/s/ Carl D. Richard
Carl D. Richard Senior Vice President

Houston, Texas

March 10, 2006